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                                                                    EXHIBIT 4.07


                              CERTIFICATE OF TRUST

    The undersigned, the trustees of NSP Financing II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 De. C. Section 3810, hereby certify as follows:

    1. The name of the business trust being formed hereby (the "Trust") is NSP Financing II.

    2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890-0001
         Attention: Corporate Trust Administration

    3.   This Certificate of Trust shall be effective as of the date of filing.

Dated:  December 23, 1996
                                        /s/ Edward J. McIntyre
                                        ___________________________
                                        Edward J. McIntyre, as Trustee

                                        /s/ Paul Pender
                                        ___________________________
                                        Paul Pender, as Trustee


                                        WILMINGTON TRUST COMPANY, as Trustee


                                        By: W. Chris Spanenberg
                                           ____________________________
                                        Name: W. Chris Spanenberg
                                        Title: Senior Financial Services
                                                       Officer